Exhibit 99.1

agilon health Announces Closing of Initial Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

LONG BEACH, Calif. – April 19, 2021 – agilon health, inc. (NYSE: AGL), which partners with primary care physicians to unlock value-based healthcare delivery, announced the closing of its initial public offering of 53,590,000 shares of its common stock at the public offering price of $23.00. The number of shares offered and sold by agilon health included the full exercise of the underwriters’ option to purchase up to an additional 6,990,000 shares of common stock. The gross proceeds of the offering, before deducting underwriting discounts and commissions and other expenses payable by agilon health, were approximately $1,233 million.

agilon health’s common shares began trading on the New York Stock Exchange on April 15, under the ticker symbol AGL.

J.P. Morgan, Goldman Sachs & Co. LLC, and BofA Securities acted as lead book-running managers for the proposed offering. Deutsche Bank Securities, Wells Fargo Securities, Nomura, William Blair, and Truist Securities acted as additional book-running managers.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2021. The offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, or by email at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities have and will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About agilon health

agilon health is transforming healthcare by empowering community-based physicians with the resources and expertise they need to innovate the payment and delivery of care for seniors. agilon health enables physicians to create their own Medicare-centric globally capitated line of business. The agilon Total Care Model is powered by our purpose-built platform and enabled through a growing national network of like-minded physician partners. With agilon, physicians are freed from the constraints of the transactional fee-for-service reimbursement model and are able to practice team-based, coordinated care to serve the individual needs of their senior patients and to transition to a sustainable and predictable, long-term business model. The rapidly growing appeal of the agilon platform, partnership model and network of leading community-based physicians has allowed us to expand to 17 local communities with 16 anchor physician groups, as well as a network of physicians across Hawaii, in fewer than five years.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of agilon health, including those set forth in the Risk Factors section of the registration statement and the preliminary prospectus included therein. Copies are available on the SEC’s website at www.sec.gov. agilon health undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts

Investor Contact

Matthew Gillmor

VP of Investor Relations

investor.relations@agilonhealth.com

Media Contact

Shannan Siemens

Managing Director, Mercury

media@agilonhealth.com

Source: agilon health

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